UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 21, 2013

LEUCADIA NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

520 MADISON AVENUE,
NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2013, Leucadia National Corporation (the “Company”) priced the offering of $250,000,000 aggregate principal amount of its 6.625% Senior Notes due 2043 (the “Notes”) at an issue price of 98.781%. The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (No. 333-191533) filed with the Securities and Exchange Commission on October 2, 2013 (the “Registration Statement”). The Company intends to use the net proceeds from the proposed offering for general corporate purposes.

The Notes were issued pursuant to a base indenture (the “Base Indenture”) dated October 18, 2013, as supplemented by Supplemental Indenture No. 2 dated October 24, 2013 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) in each case between the Company and The Bank of New York Mellon, as trustee.

The Notes are senior unsecured obligations of the Company, ranking equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness, and senior in right to all of the Company’s existing and future subordinated indebtedness. The Notes will mature on October 23, 2043. Interest on the Notes will be payable on April 23 and October 23 of each year, beginning on April 23, 2014.

At any time or from time to time prior to July 23, 2043, the Company will have the right, at its option, to redeem the Notes, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus 45 basis points; plus, accrued and unpaid interest on the principal amount of the notes to be redeemed to the redemption date.

At any time or from time to time on or after July 23, 2043, the Company will have the right, at its option, to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed; plus, accrued and unpaid interest on the principal amount of the Notes to be redeemed to the redemption date.

If the Company experiences a Change of Control Triggering Event, as defined in the Indenture, each holder of the Notes will have the right to sell to the Company all or a portion of such holder’s Notes at 101% of their principal amount, plus accrued but unpaid interest, if any, to the date of repurchase.

The Indenture governing the Notes contains covenants that, among other things, limit the Company’s and certain of its subsidiaries’ ability to incur liens and consummate certain mergers. These covenants are subject to a number of important exceptions described in the Indenture.

This summary is qualified in its entirety by reference to the complete text of the Base Indenture, a copy of which is filed as Exhibit 4.1 to the Form 8-K filed on October 18, 2013, and the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Form 8-K.

Item 8.01. Other Events.

On October 21, 2013, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC (the “Underwriter”), relating to the sale of the Notes.

The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities. This summary is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K.

A copy of the press release announcing the pricing of the offering of the Notes is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes. Such opinion is incorporated by reference into the Registration Statement.

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Item 9.01(d). Exhibits.

The following exhibits are filed with this report:

Number	Exhibit
1.1	Underwriting Agreement, dated October 21, 2013, among Leucadia National Corporation and Jefferies LLC.
4.1	Supplemental Indenture No. 2, dated as of October 24, 2013, between Leucadia National Corporation and The Bank of New York Mellon, as trustee (includes form of global note).
5.1	Opinion of Weil, Gotshal & Manges LLP.
99.1	Press Release issued by Leucadia National Corporation on October 21, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2013

LEUCADIA NATIONAL CORPORATION

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President and Chief Financial Officer
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